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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                OCTOBER 23, 2001
                                (Date of Report)

                                  ULTRAK, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                 0-9463                       75-2626358
(State or other jurisdiction of   (Commission                  (IRS Employer
 incorporation or organization)   file Number)               Identification No.)

                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057
                    (Address of principal executive offices)

                                 (972) 353-6500
              (Registrant's telephone number, including area code)

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                          ULTRAK, INC. AND SUBSIDIARIES

ITEM 1: CHANGES IN CONTROL OF REGISTRANT

On September 25, 2001, the Board of Directors of the Registrant approved the private placement (the "Private Placement Transaction") of 2,337,700 shares of the Registrant's Common Stock (the "Common Stock") to Niklaus F. Zenger, a Swiss citizen, for a cash price of $1.90 per share or total consideration of $4,441,630.00. As part of the Private Placement Transaction, a Stock Purchase Agreement, an Escrow Agreement, and an Investment Letter were executed. On October 15, 2001, the $4,441,630.00 was paid to Ultrak and the 2,337,700 shares of the Common Stock were issued to Mr. Zenger.

On October 23, 2001, Ultrak issued a press release at the request of George K. Broady, Ultrak's Chairman of the Board, Chief Executive Officer, and largest individual shareholder, in which Mr. Broady announced that he had contracted (the "Broady Private Transaction") to (a) sell his 195,351 shares of Series A 12% Convertible Preferred Stock (the "Preferred Stock") to Mr. Zenger and/or Mr. Zenger's assigns (these shares of the Preferred Stock represent 3,255,915 votes), and (b) grant Mr. Zenger a voting proxy on 1,150,000 shares of Mr. Broady's Common Stock for a period of approximately 8 months.

The Registrant was not aware of (a) the terms of Mr. Broady's transaction with Mr. Zenger other than as described above, (b) any financing arrangements Mr. Zenger may have entered into in connection with financing the Private Placement Transaction or the Broady Private Transaction, or (c) whether any other person or entity shares any voting power or investment power with respect to the shares of the Common Stock or the Preferred Stock owned by Mr. Zenger prior to Mr. Broady's 13D filing on October 31, 2001 and has no knowledge other than what is disclosed in Mr. Broady's 13D filing.

The Private Placement Transaction and the Broady Private Transaction were separate transactions. The Registrant was not a party to the Broady Private Transaction.

If the Broady Private Transaction is consummated, then Mr. Zenger will, to the Registrant's knowledge, beneficially own shares of the Common Stock and the Preferred Stock which will give Mr. Zenger control of 39.02% of the votes on matters submitted to the Registrant's shareholders. As a result, the Registrant believes that a change in control of the Registrant may be deemed to have occurred when the Broady Private Transaction is consummated.

ITEM 5: OTHER EVENTS

On September 25, 2001, the Board of Directors of the Registrant approved the private placement of 2,337,700 shares of the Registrant's Common Stock to Niklaus Zenger for a per share cash price of $1.90. A Stock Purchase Agreement, dated September 27, 2001, an Escrow Agreement, and an Investment Letter were executed as part of the transaction. The Registrant received the $4,441,630.00 on October 15, 2001 and the 2,337,700 shares of the Registrant's Common Stock were issued. The 2,337,700 shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D promulgated pursuant to the Act, and in a transaction outside the United States.

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In connection with the placement, the Registrant agreed to pay a placement fee of up to 5% of the cash proceeds payable in cash or other consideration to an unaffiliated third party in Europe.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Not Applicable.

(b)  PRO FORMA FINANCIAL INFORMATION.

     Not Applicable.

(c)  EXHIBITS.

     EXHIBIT 99.1 - Press Release regarding the Private Placement Transaction.

     EXHIBIT 99.2 - Press Release regarding the Broady Private Transaction.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ULTRAK, INC.
                                         (Registrant)

Date: October 31, 2001                   By: /s/ CHRIS SHARNG
                                             -----------------------------------
                                         Chris Sharng, Senior Vice President and
                                         Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
EXHIBIT 99.1 - Press Release regarding the Private Placement Transaction.

EXHIBIT 99.2 - Press Release regarding the Broady Private Transaction.